Exhibit 24.1

                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints James E. Barlett his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, concerning certain shares of the Common Stock, par value $.01 per share, of Galileo International, Inc., a Delaware corporation (the "Company") and related interests to be offered in connection with the Galileo International, Inc. 1999 Equity and Performance Incentive Plan and any and all amendments (including post-effective amendments) to such Registration Statement(s) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  This  Power  of   Attorney   may  be   executed   in  multiple
counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 29th day of April, 1999.

       Signature                                   Title

/s/  James E. Barlett          Chairman, President and Chief Executive Officer
     James E. Barlett          (principal executive officer)

/s/  Paul H. Bristow           Director, Senior Vice President, Chief Financial
     Paul H. Bristow           Officer and Treasurer (principal financial and
                               accounting officer)

/s/  Babetta R. Gray           Director, Senior Vice President, Customer Service
     Babetta R. Gray           Delivery, General Counsel and Secretary

/s/  Graham W. Atkinson                           Director
     Graham W. Atkinson

/s/  Frederic F. Brace                            Director
     Frederic F. Brace

/s/  David A. Coltman                             Director
     David A. Coltman

/s/                                               Director
     Wim Dik

/s/  Mina Gouran                                  Director
     Mina Gouran

/s/  Thomas A. Mutryn                             Director
     Thomas A. Mutryn

/s/  Frank H. Rovekamp                            Director
     Frank H. Rovekamp

/s/  Georges P. Schorderet                        Director
     Georges P. Schorderet

/s/  Derek M. Stevens                             Director
     Derek M. Stevens

/s/  Kenneth Whipple                              Director
     Kenneth Whipple